Exhibit 10.25

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (collectively “Assignment”) is dated for reference purposes November 19, 2007, and is entered into by and between Boyd Enterprises Utah, L.L.C. a Utah limited liability company (“Lessor”), whose address is c/o 1946 E. Edinger, Santa Ana, California 92705, LabOne Inc. a Missouri corporation (“Assignor”), whose address is 1201 South Collegeville Road CV-3035, Collegeville, PA 19426 and Consonus Acquisition Corp., a Delaware corporation (“Assignee”), whose address is 245 Park Avenue, 39th Floor, New York, NY 10167, who agree as follows:

1.         Recitals. This Assignment is made with reference to the following facts and objectives:

1.1 Lessor and Assignor entered into a written lease dated July 22, 2004(“Lease”) in which Lessor leased to Assignor and Assignor leased from Lessor the premises located at and commonly known as 2282 South Presidents Drive, Suite A,B,C, West Valley City, Utah (“Premises”).

1.2       Assignor now desires to assign the Lease to Assignee pursuant to the terms of this Assignment.

2.         Effective Date of Assignment. The assignment in this Assignment shall take effect as of December 1, 2007 (“Effective Date”).

3.         Assignment and Assumption. Assignor assigns, sells, transfers and conveys to Assignee all of its right, title and interest in the Lease and the Premises, and Assignee accepts the assignment, sale, transfer and conveyance and assumes and agrees to perform from the Effective Date, as a direct obligation to Lessor, all of the provisions of the Lease arising from and after the Effective Date. Assignor and Assignee further acknowledges and agrees that Lessor is not in default of any of the terms of the Lease as of the date of this Assignment and the Effective Date.

4.         Assignor’s Liability. Assignor shall remain fully, directly and primarily liable to Lessor for the performance of all of the provisions of the Lease by Assignee through June 30, 2009. The Effective Date through June 30, 2009, is herein after referred to as “Term”.

5.         Security Deposit, Pre-paid Rent and Free Rent. Assignor and Assignee acknowledge and agree that prepaid rent or security deposit, if any, held by Lessor on behalf of Assignor shall be held by Lessor for the account of Assignee and that there is no abated or free rent due Assignor or Assignee under the terms of the Lease. Should there be any prepaid rent, security deposit or abated or free rent due, Assignor hereby relinquishes and releases all right, title and interest in any prepaid rent or security deposit which Assignor or any predecessor of assignor may paid to Lessor and further transfers any such interest to Lessor or Assignee as the case may be.

6.         Conditions. Lessor’s consent to this Assignment is conditioned upon the following:

6.1                    Payment of Sums Due. Rent and all additional rent and sums due must be current as of the Effective Date. This Assignment is expressly conditioned upon receipt by Lessor of such sums, and if such sums are not so paid, then this Assignment shall be null and void, and of no force or effect.

6.2                    Assignee represents and warrants that it has inspected the Premises, including with respect to Hazardous Materials, as defined below, and accepts the premises As Is.

6.3                    Assignee shall during the Term hereof, defend, indemnify and hold Assignor harmless from all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys’ fees arising from or relating to bodily injury, wrongful death or damage to property of third parties due to the intentional or negligent acts, errors or omissions of itself, its agents, employees, or representatives in, on or about the Premises. The provisions hereof do not and shall not relieve Assignor of the responsibility or liability for the intentional or negligent acts, errors or omissions of itself, its agents, employees or representatives which cause injury or death to persons or damage to property in, on or about the Premises.

7.         Compliance with Laws. Assignee acknowledges and agrees that the operation of Assignee’s business may involve the use of hazardous or toxic substances or materials (collectively “Hazardous Materials”) as defined in the Lease. Notwithstanding any covenants contained in the Lease, Assignee acknowledges and agrees that it will operate its business in the Premises in compliance with all rules and regulations promulgated by any governmental or quasi-governmental authority having jurisdiction over the use of Hazardous Materials and will comply with all rules and regulations promulgated by Lessor pursuant to Lease with regard to the maintenance or disposal of Hazardous Materials. Assignee further acknowledges and agrees that failure to comply with the rules and regulations set forth herein or any other reasonable rules and regulations promulgated by Lessor pursuant to the Lease shall constitute a default under the Lease subject only to any notice required by any applicable statute.

8.         Amendments to Lease. Lessor and Assignee shall have the right to amend the Lease or enter into any agreement which would modify the obligations of the parties under the Lease with the consent of Assignor which shall not be unreasonably withheld. Any such amendment or modification shall be binding upon Assignor during the Term of the Lease.

9.         Miscellaneous.

9.1       Notice. All events of notice for Assignee and the substance there of, are events of notice for Assignor. The parties acknowledge and agree that from and after the Effective Date the addresses for notice as required by the Lease or this Assignment shall be as follows:

Lessor
Boyd Enterprises Utah, L.L.C.
1946 E. Edinger
Santa Ana, California 92705
Attn: Willis Boyd

Assignor
Lab One, Inc.
c/o Quest Diagnostics Incorporated
1201 South Collegeville Road, CV- 3035
Collegeville, PA 19426
Attn: Employer Solutions

With a required copy to:

Quest Diagnostics Incorporated
1201 South Collegeville Road, CV-3041
Collegeville, PA 19426
Attn: Corporate Real Estate Department

Assignee
Consonus Acquisition Corp.
445 Park Avenue, 20th Floor

New York, NY 10167

9.2       Successors. This Assignment shall be binding on and inure to the benefit of the parties and their successors, except that such restrictions upon assignment as are contained in the Lease shall continue to apply.

9.3       Integration. This Assignment contains and embodies the full and complete understanding of the parties with regard to assignment and assumption of the Lease, including any and all representations, covenants, conditions and warranties; and no other agreements, understandings, representations, covenants, conditions or warranties have been made or relied upon in entering into the Assignment. All prior discussions and negotiations regarding the assignment and assumption of the Lease have been and are merged and integrated into, and are superseded by, the Assignment.

9.4       Governing Law. This Assignment shall be governed by and construed under the internal laws of the State of Utah; not the law of conflicts.

9.5       Paragraph Headings. The paragraph headings in the Assignment are for convenience of reference only and shall not limit or otherwise affect the meanings of those paragraphs.

9.6       Counterparts. The Assignment may be executed in counterparts, each of which shall be deemed an original but which together shall constitute the same instrument.

9.7       No Implied Waivers. The failure of either party at any time to enforce any provision of the Assignment, or to require performance under any provisions of the Assignment, shall not affect in any way that party’s right to enforce such provision or require full performance at any time thereafter. The waiver of any breach shall not be construed as a waiver of the provision.

9.8       Severability. If any provision of this Assignment or any part of such provision is invalid or incapable of enforcement, for any reason, all other provisions and the remainder of any partially invalid provision shall remain in full force and effect, it being the parties’ intention that their conduct and obligations be governed, so far as possible, by the Assignment. No provision or part thereof shall be deemed dependent on any other part or provision, unless so expressed.

9.9       Amendment. This Assignment may be amended at any time only by the written agreement of the parties. All amendments, changes, revisions and discharges of this Assignment, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties.

9.10     No Third Party Benefit. Except as otherwise set forth herein, this Assignment is intended to benefit only the parties hereto, and no other person or entity has or shall acquire any rights hereunder.

9.11     Further Acts. Each party hereby agrees that it shall, upon request of the other, execute and deliver such further documents (in form and substance reasonably acceptable to the party to be charged) and to do such other acts and things as are reasonably necessary and appropriate to effectuate the terms and conditions of this Assignment.

9.12     Voluntary Agreement; Authority. The parties have read this Assignment, and on advice of counsel, or following the opportunity to obtain such advice and the decision to proceed without it, they have freely and voluntarily entered into this Assignment.

9.13     Conflicts with Lease. In the event of any conflict between the terms of the Lease and the terms of this Assignment, the terms of this Assignment shall control.

9.14     Attorney’s Fees. In the event of any dispute arising from the interpretation or enforcement of this Assignment, the prevailing party in any action, arbitration or proceeding to interpret or enforce the terms of this Assignment shall receive its attorney’s fees and costs incurred therein.

[signatures on following page]

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the date first written above.

Lessor

Boyd Enterprises Utah, L.L.C. a Utah limited liability company

	By:	/s/ Willis Boyd
	Its:	Managing Member

Assignor

LabOne, Inc. a Missouri corporation

	By:	/s/ Rich Bevan
	Its:	Vice-President of Employer Solutions

Assignee

Dated: 11/19, 2007.		Consonus Acquisition Corp., a Delaware corporation

	By:	/s/ Daniel S. Milburn
	Its:	Chief Operating Officer

LEASE

THIS LEASE, dated July 2004, by and between BOYD ENTERPRISES UTAH, L.L.C., a Utah limited liability company hereinafter referred to as “LESSOR” and LABONE, INC. a Missouri corporation hereinafter referred to as “LESSEE”.

Lessor hereby leases to Lessee, and Lessee leases from Lessor for the purpose of operating a laboratory performing testing of blood, urine and oral fluid and other associated business activities, in approximately 21,236 square feet in a one story building located in Salt Lake County and known as 2282 South Presidents Drive (THE HAYES BLDG.), Unit A,B,C, Salt Lake City, Utah (the “Premises”) as shown on the site plan attached as Exhibit A.

1.         TERM AND RENT: The term of this Lease shall be for SIXTY (60) months (“Term”) commencing upon July 1, 2004 (“Commencement Date”). The initial Base Rent shall be $13,918 per month, plus initial CAM Charge of $1,699 per month for a total of $15,617.00 per month. Lessee’s initial prorated share of Common Area Maintenance Charge (“CAM Charge”) is 12.5% and is based on a fraction the numerator of which is the square footage of the Premises (21,236 sq.ft.) and the denominator of which is the total square footage of the business park totaling 169,888 sq.ft. (“Business Park”) of which the Premises are a part, and as now exists (“Lessee’s Pro Rata Share”). The CAM Charge consists of all costs of operation, maintenance, repair and replacement of the Business Park including, but not limited to, real property taxes and/or any substitute therefor, insurance, utilities, and common area maintenance of the Business Park including, but not limited to, snow removal, landscape maintenance, and all exterior maintenance of the Premises and of the Business Park. CAM Charge shall not include (i) costs and expenses incurred to bring the Premises or the Business Park into compliance with any federal, state or local laws, statute or ordinance applicable to the

Premises or the Business Park in effect immediately prior to the Commencement Date or due to defects or deficits in the original construction thereof or Lessor’s improvements thereto, provided such defects have not been caused by the acts or omissions of Lessee, (ii) the costs of repairs or other work incurred by reason of fire, windstorm or other casualty required to be insured against hereunder and to the extent of any insurance proceeds received by Lessor, except for reasonable deductibles paid under insurance policies maintained by Lessor; (iii) costs associated with the operation of the business of Lessor which are not related to the operation of the Business Park and/or the sale and /or financing of the Premises or the Business Park as distinguished from the cost of Premises or Business Park’s operations, maintenance and repair; (iv) costs of disputes between Lessor and its employees, Lessees or contractors; (v) costs of alterations or improvements which under generally accepted accounting principles are properly classified as capital expenditures, except (A) improvements or replacements to structural elements of the Premises or systems serving the Premises (excluding HVAC) following expiration of their useful life or (B) those that are directly caused by Lessee’s use of the Premises or the negligent or intentional acts or omissions of Lessee or its agents, or (C) to comply with any new governmental regulation not applicable to the Premises or the Business Park on and after the Commencement Date; and (vi) costs incurred in remediating any environmental contamination caused by Lessor or its agents. The CAM Charge set forth above is merely an estimate and will be adjusted by Lessor as necessary to reflect the actual costs of operation, maintenance, repair and replacement of the Business Park. Within ninety (90) days following the end of each calendar year during the term (or the earlier termination of this Lease Term), Lessor shall endeavor to provide Lessee with a statement setting forth in reasonable detail Lessee’s share of the actual CAM Charge for the preceding year. Lessor will also provide an estimate of the CAM Charge for the then current calendar year, and the new monthly amount payable by Lessee for the then current year’s expenses. Within thirty (30) days following presentation of Lessor’s statement, Lessor shall refund to Lessee the full amount of any overpayments of the CAM Charge made by Lessee for the preceding year or Lessee shall pay to Lessor the full amount of underpayments of the CAM Charge for the preceding year and for the period of time from the beginning of the then current year to the date of the notice. All sums due from Lessee to Lessor, whether denominated as such herein, shall be deemed to be additional rent (“Additional Rent”). Rent and CAM Charge are due and payable in advance, without notice, on the FIRST day of each month beginning on the Commencement Date. Lessor shall give Lessee written notice of any rent or CAM Charge that is not received by the first day of the month such rent is due, and Lessee shall pay such rent within 5 days of it receipt of such notice. Such notice shall be in lieu of and not in addition to any notice required by statute. Rent shall be increased pursuant to the Rent Schedule attached hereto as Addendum A and incorporated by reference here. The Premises are located in the M Zone of West Valley City, Utah. However, Lessor does not assume responsibility for Lessee’s receipt of any approvals from any governmental agency or utility having jurisdiction of the Premises. Lessor shall not be held liable to Lessee for any delays Lessee creates in obtaining occupancy. Any delay caused by Lessee shall not affect Commencement Date of this Lease or the monetary or non-monetary obligations of Lessee under this Lease. Lessor acknowledges receipt of $15,617 which will be considered the sixth month’s rent. Months #1 through Month #5 are abated. See addendum A Rent Schedule.

Notwithstanding the foregoing, should Lessee enter the Premises with Lessor’s prior written consent prior to the Commencement Date (“Early Possession Date”), the obligation to pay Rent shall be abated for the Early Possession Period. All other terms of this Lease, however, including, but not limited to, Lessee’s obligation carry the insurance and provide the certificates of insurance required by Paragraph 3 of the Lease, shall be in effect during the Early Possession period. Such Early Possession shall not change the expiration date of the term.

Security Deposit. Lessee shall deposit with Lessor upon Lessee’s execution hereof a security deposit (“Security Deposit”) in the amount of $15,617 as security for Lessee’s faithful performance of Lessee’s obligations under this Lease, If Lessee fails to pay Base Rent, CAM Charge or Additional Rent or otherwise defaults under this Lease, Lessor may use the Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss, or damage (including attorneys’ fees) which Lessor may suffer or incur by reason thereof. Lessee shall on demand pay Lessor the amount so used or applied so as to restore the Security Deposit to the amount set forth in this paragraph. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Lessee under this Lease.

la.        IMPROVEMENTS: Lessor agrees to demise Premises in accordance with Exhibit A. Lessee may use any existing equipment, including but not limited to HVAC units, UPS system, power generator, badge security system, and raised flooring. Lessee shall be allowed to remove surplus equipment as needed provided Lessee has submitted plans to Lessor for Lessor’s reasonable approval. Lessor to provide storage of any surplus fixtures or equipment removed from the Premises that could be re-installed on the Premises upon termination of the Lease in Lessor’s sole opinion. Lessor to deliver keys to Lessee upon full execution of Lease. Lessor reserves the right to make changes to the common areas including, but not limited to, driveways, entrances, landscaped areas and parking, provided there is no material and permanent impairment to Lessee’s use of the Premises for the purposes stated in this Lease.

1b.      RENEWAL OPTIONS: Provided Lessee is not then in default has not received more than two (2) notices of default during the term of the Lease, Lessee may extend the term of this Lease for two (2) five (5) year period(s) (collectively “Extensions”). Lessee must give Lessor written notice of its decision to extend the term of this Lease and Lessor must receive such notice at least one hundred eighty (180) days prior to the expiration of the term or the end of the first Extension, as the case may be. For the first Extension, the difference between an average of the Federal Consumer Price Index for all Urban Consumers, All Items (1982-1984=100) for the first three months of this Lease and the last three months of the Lease shall be the percentage increase in the Base Rent for the first Extension (“First Extension”) .. For the second Extension (“Second Extension”), the difference between an average of the Federal Consumer Price Index for all Urban Consumers, All Items (1982-1984=100) for the first three months of the First Extension and the last three months of the First Extension shall be the percentage increase in the Base Rent for the Second Extension.

1c.       ABATEMENT: Months #1, #2, #3, #4, #5 are abated.

Notwithstanding the foregoing, any rent or other charges which have been abated hereunder shall become immediately due and payable by Lessee to Lessor upon any default of Lessee under this Lease that has not been cured within the applicable cure period.

1d.      RIGHT OF FIRST REFUSAL: Subject to any existing rights, Lessee shall have the right of first refusal for lease of Suite D. Lessee shall have five (5) days to accept or reject an offer to lease Suite D.

2.         SPRINKLER SYSTEM: The Premises are equipped with an automatic sprinkler system as approved by the Pacific Board of Fire Underwriters. Except for Lessor’s Work, any other change to the Premises by Lessee including, but not limited to re-arrangement of Lessee’s equipment or personal property, which will change the fire rating to a higher risk than that now designated and require a change to the fire sprinkler system, will be the responsibility and sole cost of Lessee. In the event Lessee does not complete such repairs or corrections within 10 days of written notice from Lessor, Lessor may make such repairs and/or corrections at Lessee’s sole cost and expense and Lessee shall reimburse Lessor for such costs, as additional rent, with the installment of rent next coming due.

3.         INSURANCE: Lessor shall maintain a full replacement value policy of property insurance on the Premises at the pro-rated expense of Lessee as provided in section 1, and Lessee shall maintain its own policy of fire insurance on all of its tools, equipment and materials. Lessee shall maintain general liability insurance with minimum limits of $1,000,000 per occurrence and $3,000,000 aggregate on the then most current form used by the liability insurance industry. Lessee shall name Lessor, any entity managing the Business Park, and Lessor’s lender as additional insured on the liability insurance carried hereunder. Such insurance shall provide that it may not be canceled without at least 30 days’ written notice to Lessor. Lessee shall deliver to Lessor a certificate of insurance on a standard insurance industry form evidencing the coverage required in this Section prior to the earlier of the Commencement Date or the date upon which Lessee enters the Premises. Lessee shall also maintain personal property insurance against “all risks” at least as broad as the current ISO Special Form policy for loss to any of Lessee’s business personal property and any alterations or improvements made by Lessee to the Premises. Waiver of Subrogation: Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, or the Building and the Premises arising in any manner covered by the fire and extended coverage insurance maintained pursuant to this Lease, and the parties each agree to use their best efforts to have their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right to subrogation that it may have against Lessor or Lessee, as the case may be.

4.         FIRE: If the Premises shall be destroyed by fire or other causes, or be damaged thereby that they become untenantable and cannot be rendered tenantable within one hundred eighty (180) days from the date of the damage, this Lease may be terminated by Lessor or by Lessee and Rent shall be abated from the date of such destruction to the date the Lease is so terminated to the extent the Premises are untenantable. In case damage to the Premises does not require a termination of the Lease as above provided, Base Rent shall be abated from the date of such damage to the repair of such damage to the extent the Premises are untenantable, and Lessor shall repair the damages within a reasonable time if not terminated to the extent of any proceeds received by Lessor from policies of insurance which Lessor is required to carry hereunder. However, if greater than twenty-five (25%) of the Premises are unusable by Lessee, as reasonably determined by Lessor, this Lease may be terminated by the Lessee or Lessor and Lessee shall be reimbursed by Lessor for any prepaid rent or other prepaid expenses.

5.         CARE OF PREMISES: As used in this Lease, the term Hazardous Material means any substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials or toxic substances now or subsequently regulated under any applicable federal, state or local laws or regulations. Lessee shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Lessee, its agents, employees, contractors, sublessees, or invitees without the prior written consent of Lessor. Lessee may not install or use any storage tank on the Premises or in the Business Park. The common area of the Business Park including, but not limited to the area contiguous and adjacent to the Building on the Premises will be maintained by Lessor, at Lessee’s Pro Rata Share, and kept in an orderly manner and no waste products will be allowed to accumulate. Lessee shall remove all of its own waste products at its own expense.

Lessor represents that Lessor has not treated, stored, generated or disposed of any Hazardous Material upon, under, about or within the Premises and, to the best of Lessor’s actual and current knowledge, no Hazardous Material is present on or under the Premises as of the Commencement Date. Lessor shall and does hereby indemnify Lessee and hold Lessee harmless from any against any and all expenses, losses and liabilities suffered by Lessee as result of a governmental authority ordering a cleanup, removal or other redemption by Lessee for any Hazardous Material located on, under or about the leased premises during the Lease Term caused by Lessor and/or any prior owner, lessor or lessee.

Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance; and shall not use said premises or suffer the same to be used for any unlawful purpose. Lessee shall not do or permit to be done any act which will void or suspend any insurance policy covering the Premises, or any part thereof or any appurtenant or fixture thereto or property thereon or the building in which the Premises are located or any part thereof or any appurtenant or fixture thereto or property thereon. Lessee shall not do or permit to be done anything on the Premises which would constitute an unreasonable annoyance to adjoining tenants or which would injure the reputation of the Premises or the Business Park, and Lessee shall not do or permit to be done anything which will weaken the structural strength of the Premises.

Except as otherwise provided herein, Lessor makes no covenant or representation as to the suitability of the Premises for any purpose. Lessee has a (30) thirty day period, beginning on the Commencement Date, during which to notify Lessor of any defect in any improvement or system within the Premises which are Lessor’s obligation under the Lease to repair, and Lessor agrees to repair or restore such defect within thirty (30) days of receipt of such notice by Lessee, or, if more than thirty (30) days is required to restore or repair, Lessor shall have begun such restoration or repair within thirty (30) days and will diligently pursue such restoration or repair to completion within a reasonable time.

Lessee shall not make any alterations or improvements during the term of this Lease unless the written consent of the Lessor shall be first had and obtained, such consent not to be unreasonably withheld or delayed. Prior to the commencement of any alterations or improvements on the Premises Lessee shall provide to Lessor copies of plans, permits, names, addresses and telephone numbers of contractors, sub-contractors and material suppliers, building schedule and payment draw schedule. Upon completion of the alterations or any improvements made by Lessee to the Premises, Lessee shall provide to Lessor an unconditional lien waiver or other documentation satisfactory to Lessor in its sole discretion evidencing the full payment of all contractors and materialmen by Lessee. Any approved improvements or alterations by Lessee, shall be completed in a good and workmanlike manner, with all permits obtained in lien free condition and must be completed within a reasonable time. Failure by Lessee to remove any liens arising from alterations or improvements by Lessee or its contractors or materials brought on the Premises by Lessee or its contractors or materialmen within 5 days of Lessor’s receipt of such lien will result in termination of the Lease at Lessor’s sole option and forfeiture of all improvements, prepaid rent, security deposits and any other deposits held by Lessor provided that Lessor immediately notifies Lessee. Notwithstanding anything to the contrary contained in this Lease, at the end of the term or earlier termination of the Lease, Lessee shall remove those improvements or alterations installed or constructed on the Premises by Lessee which Lessor specifies in writing prior to the end of the term or, in the case of an early termination, which Lessor specifies in writing within 60 days of the date of the early termination. Lessee shall thereafter repair any damage caused by such removal and leave the Premises in broom clean condition. Further, Lessee acknowledges and agrees that (1) it has no ownership interest in the Premises or any real property of Lessor’s of which the Premises are a part, (2) Lessee’s interest in the Premises is merely that of a tenant under this Lease, and (3) all work, improvements or alterations to the Premises not specifically requested by Lessor in writing have been performed solely at Lessee’s request and not at Lessor’s request. In addition, Lessee shall provide a completion bond (“Completion Bond”) for the total amount of Lessee’s improvements delivered to Lessor prior to commencement of construction.

6.         FIXTURES: Any fixtures, additions, or appurtenances attached to the Premises during the term of this Lease by Lessee, other than removable trade fixtures for which Lessee will repair any damage caused by their removal, are considered to be part of the real property and may not be removed without prior written consent of the Lessor, such consent not to be unreasonably withheld or delayed.

7.         TAXES: Lessee shall be responsible for county and city taxes upon the leasehold improvements by or on behalf of Lessee which, if billed to Lessor, will be included in the CAM Charge. Property taxes and assessments or any taxes or assessments in lieu thereof (“Property Taxes”) will be allocated to the herein described property by the County Tax Assessor or any successor authority and Lessee will be responsible for Lessee’s Pro Rata Share of the Property Taxes. Lessee will pay all personal property taxes whether they are assessed to Lessee directly or to Lessor.

8.         REPAIRS AND MAINTENANCE: Except repairs, replacements or maintenance necessitated in any manner by the negligent or intentional acts or omissions of Lessee or its agents, Lessor shall maintain the roof and exterior walls, floor, parking area and walkways, plumbing and electrical systems, and area landscaping in good condition and repair at its own expense. Lessee shall maintain the balance of the Premises and appurtenances, including, but not limited to, heating and air conditioning units, in good condition and repair at its expense. Lessor represents and warrants that, as of the Commencement Date, the HVAC system, roof structure, fire sprinkler system, and structural integrity of the walls and foundation are in good condition, functioning properly, and to Lessor’s current and actual knowledge not in need of repair. Lessee agrees that on the last day of the term or sooner termination of the Lease, it will surrender the Premises to Lessor in as good condition as they are as of the Commencement Date, damage by fire, act of God or by the elements of other casualty excepted to the extent such Lessor is reimbursed by insurance for such loss. If Lessee shall fail to keep the Premises properly repaired, Lessor may do so (but is not obligated), and the cost of such repair shall be paid by Lessee with the next installment of and as rent due hereunder.

Lessor shall cooperate reasonably with Lessee to utilize all manufacturers’ and construction warranties related to Lessor’s Work. When Lessor has an obligation to repair, Lessor shall repair such item(s) or area(s) within a commercially reasonable amount of time after receipt of written notice from Lessee, unless due to the nature of such repair, more than thirty days are needed to repair in which case Lessor shall begin such repair within thirty days and diligently pursue such repair to completion.

Notwithstanding anything to the contrary in the Lease, Lessor shall have no obligation to perform any work on or about the Property or Premises other than that for which Lessor is obligated by the Lease and that which is as specifically set forth herein.

Lessee shall, at Lessee’s sole cost and expense, fully, diligently, and in a timely manner comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under, or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within 5 days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information evidencing Lessee’s compliance with any Applicable Requirements, and shall immediately upon receipt notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint, or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

9.         WAIVER OF CLAIMS AND INDEMNIFICATION BY LESSEE OR LESSOR: Lessee agrees to and hereby does indemnify and save Lessor and Lessor’s partners, shareholders, members, directors, officers, employees, agents and contractors harmless from and against any and all claims arising from the use or occupancy of the Premises by Lessee or from any acts, omissions, or negligence of Lessee, or its contractors, licensees, agents, servants, employees, or invitees, and from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceedings brought thereon, including, but without limitation, litigation expenses and reasonable attorney’s fees. Lessor agrees to and hereby does indemnify and save Lessee harmless from and against any and all claims arising from any default of Lessor under the Lease which has not been cured after any applicable notice from Lessee and the expiration of any applicable cure period or from any acts, omissions, or negligence of Lessor, or its contractors, licensees, agents, servants, or employees, and from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceedings brought thereon, including, but without limitation, litigation expenses and reasonable attorney’s fees.”

10.       UTILITIES: Lessee shall at its sole expense secure all electrical, gas, and telephone service which it requires in connection with its occupancy of the Premises and indemnify hold Lessor and its partners, officers, directors, shareholders, members, employees, contractors and agents harmless from any claims, liability or loss because of the Lessee’s failure to make timely payments for all such services. If any services or utilities are jointly metered with other premises within the Business Park, Lessor shall make a reasonable determination of Lessee’s proportionate share of the cost of such utilities and services and Lessee shall pay such share to Lessor within thirty (30) days after receipt of Lessor’s written statement. Lessee shall transfer all electrical utilities into its name as of the earlier of (a) the Early Possession Date or (b) the Commencement Date, but in no event later than five (5) days after the earlier of the two dates. Failure to do so will result in cancellation of all existing electrical utilities to the Premises by Lessor and Lessee hereby waives any claims, losses, liabilities or damages against Lessor arising from the cancellation of such utilities. Any costs or fees to reinstate service will be the sole responsibility of the Lessee.

Upon Lessee’s written request, Lessor will provide Lessee a statement of the basis for the calculation of Lessee’s proportionate share of the cost of jointly metered services or utilities.

11.       RIGHT OF ENTRY: Lessee shall permit Lessor and its agents to enter into and upon said premises at all reasonable times and with twenty four (24) hours advance written notice, except in cases of emergency, for the purpose of inspecting same or for the purpose of making any repairs which Lessor desires to make or repairs which Lessor is obligated or allowed to make under the terms of this Lease.

12.       ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease or any interest therein or sublet the Premises or any part thereof without first obtaining the written consent of the Lessor. Such consent shall not be unreasonably delayed or withheld if proposed assignee or sublessee is of good financial responsibility, in Lessor’s sole reasonable discretion and the use to be made by such proposed assignee or sublessee is reasonably acceptable to Lessor. A consent to one assignment or subletting or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting or use, and shall not release Lessee from any obligations pursuant to the provisions of this Lease unless agreed to by Lessor. Any such assignment, subletting or use without Lessor’s consent shall terminate this Lease at the option of Lessor. Any request by Lessee to Lessor for Lessor’s consent to an assignment or subletting shall include a written notice, stating the proposed date of such assignment or subletting, specifically identifying the proposed assignee or sublessee, including but not limited to such proposed assignee’s or sublessee’s proposed use, net worth and previous business experience. Information on the proposed assignee’s or sublessee’s net worth shall include, but not be limited to, submission of copies to Lessor of two years’ income statements, balance sheets and statement of changes in financial position in audited form and certified as accurate by the proposed assignee or sublessee, Notwithstanding anything to the contrary contained in the Lease, should Lessee seek to sublease more than 25% of the Premises to a proposed sublessee, whether in one transaction or a series of transactions, Lessor may, in its sole discretion, withhold consent to such sublease. Within sixty (60) days of receipt of such written notice and all supporting information, Lessor shall, by giving written notice to Lessee of its intention to do so: (a) withhold consent to such assignment or subletting; (b) consent to such assignment or subletting; or (c) terminate the Lease, such termination to be effective thirty (30) days after such notice from Lessor. If Lessor exercises its termination right hereunder, Lessor shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or sublessee and Lessee shall have no right to any of the rents or consideration payable by such proposed assignee or sublessee under such new lease or occupancy agreement. Lessee may, however, elect to nullify Lessor’s election to terminate this Lease under clause (c) above by furnishing Lessor with written notice of Lessee’s election to withdraw its request for consent to the proposed assignment or sublease within ten (10) days of Lessee’s receipt of Lessor’s notice of termination, in which event the Lease shall remain in effect with the existing Lessee. Lessor and Lessee specifically agree that Lessor’s election to terminate the Lease under clause (c) above may be made in Lessor’s sole and absolute discretion and that no test of reasonableness shall be applicable thereto.

Notwithstanding anything to the contrary contained in this Lease, Lessee may assign this Lease or sublet the Premises upon notice to Lessor but without Lessor’s consent to a subsidiary, affiliate or parent company; any firm corporation, or entity which Lessee controls, is controlled by, or is under common control with; any partnership in which Lessee has a majority interest; or to any entity which succeeds to all or substantially all of its assets whether by merger or sale, provided any such entity has a net worth which is greater than the greater of Lessee’s net worth as of the Commencement Date or Lessee’s net worth as of the date of the assignment or sublease. Notwithstanding anything to the contrary in this Lease or elsewhere, in the event of any assignment of this Lease by Lessee, Lessor shall be entitled to 100% of the profit from such assignment which is based upon the value of this Lease. In the event of any sublease by Lessee, Lessor shall be entitled to all sublease rent or other compensation to Lessee from a sublessee which is in excess of the rent and other charges paid by Lessee pursuant to the Lease. This Lease shall not be assigned or transferred by any process of insolvency or bankruptcy, either voluntary or involuntary, nor by receivership proceedings nor by operation of law.

13.       LESSEE DEFAULT AND REMEDIES FOR BREACH: If Lessee shall fail to pay the Base Rent, CAM Charge, Additional Rent or any other charges due or fails to provide insurance required of Lessee under this Lease after ten (10) days written notice from Lessor, then Lessor may terminate this Lease. If Lessee shall become insolvent, or if proceedings in bankruptcy or insolvency shall be instituted by or against the Lessee, or if the Lessee shall make an assignment for the benefit of creditors, or if a receiver or trustee shall be appointed to Lessee’s property, and Lessee cannot vacate, release, dismiss or otherwise correct such event within sixty (60) days after such event occurs, then any such event shall be deemed a default on the part of the Lessee under this Lease and shall give rise to all the rights and remedies of the Lessor provided by this Lease or by law, including not by way of limitation, the immediate right to terminate this Lease and all rights of Lessee in the leased premises, all improvements and fixtures located thereon.

Notwithstanding the above remedies for breach, prior to exercising its remedies for a non-monetary breach, Lessor shall give Lessee written notice of such breach and allow Lessee thirty (30) days upon receipt of written notice of such breach to cure the breach, or, if due to the nature of the breach more than thirty (30) days is required to cure the breach, provided Lessee continues to pay the rent and all other charges due under the Lease on a timely basis, Lessee shall have a reasonable amount of time to cure the breach.

In the event of any breach of this Lease by Lessee, Lessor, besides all other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the Premises; such property may be removed and stored in a public warehouse at the sole cost of the Lessee. Should Lessor elect to re-enter or should it take possession pursuant to any notice provided for by law, it may either terminate this Lease, or without termination it may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Lessor, at its sole cost and expense, shall have the right to make any alterations or repairs to the Premises. Rentals received by Lessor from such re-letting shall applied as follows:

(a) To the payment of any indebtedness other than rent due hereunder from Lessee to Lessor.

(b) To the payment of rent due and unpaid hereunder.

(c) To the payment of any cost of such re-letting.

The residue, if any, shall be held by the Lessor and applied to payment of future rent installments as the same may become due and payable.

Should the rentals received from such re-letting during any month be less than that agreed to be paid during that month by

Lessee hereunder, Lessee shall pay such deficiency to the Lessor. Lessee shall also pay to Lessor as soon as ascertained, the cost and the expense incurred by Lessor in connection with such re-letting.

Such re-entry or re-taking of the Premises by Lessor shall not be construed as an election on its part to terminate this Lease unless written notice of such election be given to Lessee or unless the termination hereunder be decreed by a court of competent jurisdiction. Notwithstanding such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Lessor shall use reasonable efforts to mitigate its damages in the event Lessee defaults under the terms of this Lease.

Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such breach including, but not limited to, the cost of recovering the Premises and including the worth at the time of such termination of the excess, if any, of the amount of the rent reserved in the Lease for the remainder of the term and recovery of any abated rent or other monetary inducement granted by Lessor to Lessee.

14.       QUIET ENJOYMENT: Lessor covenants that it has full authority to execute this Lease and upon the faithful performance of Lessee of all of the terms, conditions and covenants to be performed by him hereunder including, but not limited to, the payment of rent, Lessee shall be entitled to quiet enjoyment of the Premises.

15.       ATTORNEY’S FEES: Should any legal action be instituted to interpret or enforce any of the provisions this Lease or to compel its performance, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees to be fixed by the court. Should Lessee request any consent, waiver, estoppel or other approval of Lessor for any reason, Lessee shall reimburse Lessor for all costs of review of such requests including, but not limited to, Lessor’s attorney’s fees.

16.       NOTICES: All notices to be given under this Lease shall be in writing and delivered personally or by depositing the same in the US Mail, postage prepaid, via Registered, Certified mail, or any nationally recognized overnight service addressed to:

Lessee: LabOne, Inc., attn: Legal Department, 10101 Renner Blvd., Lenexa, KS, 66219

Lessor: c/o Boyd Enterprises, attn: Willis B. Boyd, 1946 E. Edinger, Santa Ana, CA 92705

17.       WAIVER OF BREACH: The waiver by Lessor or Lessee of any breach of any term covenant or conditions of the Lease by the other shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition of this Lease.

18.       HOLDING OVER: Any holding over after the expiration of said term with the consent of the Lessor shall be construed to be a tenancy from month to month at one and one half times the Base Rent, plus CAM Charge and Additional Rent as that paid according to the terms of this Lease, and shall otherwise be on terms and conditions herein specified so far as applicable.

19.       SALE BY LESSOR: Lessor shall have the absolute right to convey, sell, mortgage, assign or otherwise dispose of the Premises and/or the property of which the Premises are a part and Lessor’s interest under this Lease, at any time, and thereafter shall not be subject to any liability resulting from any act or omission or event occurring after such event, so long as the purchaser or assignee in connection with such conveyance or assignment assume and agree in writing to carry out thereafter any and all of the covenants of the Lessor under this Lease.

Notwithstanding anything to the contrary contained in this Section, this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien and security title of any mortgage unless otherwise stated in writing by Lessor or the holder of any Mortgage, lien or security interest.

20.       SUCCESSORS BOUND: The terms, covenants and conditions herein contained shall be subject to the provisions as to assignments apply to and bind the heirs, successors, executors, administrators, and assigns of both parties.

21.       SIGNS: Notwithstanding anything herein to the contrary, Lessor, agrees to allow Lessee to construct and maintain signs with the design and color of Lessee’s trade name not to exceed the designated black glass area above the office area with Lessor’s reasonable approval as to size, design and location, and further subject to any approval required from any governmental authority having jurisdiction thereof.

22.       INTEGRATION: This Lease embodies the full agreement of the parties and supersedes any and all prior understandings or commitments concerning the subject matter of this Lease. Any modification or amendment must be in writing and signed by both parties.

23.       LESSOR’S CONSENT: At any time Lessor’s consent is required under this Lease, Lessor shall not unreasonably withhold or delay its consent.

24.       BROKERS: The parties hereto warrant and represent that they have not dealt with any entity or person who might claim a commission or other payment by virtue of its representation in this Lease transaction, other than Capstone Property Management in representation of Lessee and NAI/Utah in representation of Lessor. Lessee shall indemnify, defend (by counsel satisfactory to Lessor) and hold harmless Lessor, it’s partners, members, officers, directors, shareholders, employees and agents from any claim for commission or other payment arising from a party’s claim that it represented Lessee in this Lease transaction.

26.       NON-DISTURBANCE: Lessor will use commercially reasonable efforts to provide Lessee with a written non-disturbance agreement to Lessee from the current mortgage holder in form acceptable to such mortgage holder. Unless otherwise set forth in writing by Lessor or the holder of any mortgage, lien or security interest, this Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien and security interest of any mortgage created after the Lease commencement date. The mortgagee shall not disturb Lessee in its occupancy and rights as long as Lessee shall not be in default of this Lease. Lessee shall within 10 days after written notice from Lessor execute, acknowledge, and deliver to Lessor, to the extent it can truthfully do so, an estoppel certificate in a form reasonably acceptable to Lessor, or any of Lessor’s lenders or any prospective purchasers of the Premises or the Business Park as the case may be, plus such additional information, confirmation, and statements as be reasonably requested by the Lessor. Should Lessee fail to deliver an executed and acknowledged estoppel certificate to Lessor as prescribed herein, Lessee hereby authorizes Lessor to act as Lessee’s attorney-in-fact in executing such estoppel certificate or, at Lessor’s option, Lessee shall pay a fee of $100.00 per day (“Estoppel Delay Fee”) for each day after the 10 days’ written notice in which Lessee fails to comply with this requirement.

ADDENDUM A
RENT SCHEDULE

LabOne, Inc.
2282 South Presidents Drive, Unit A,B,C
West Valley City, Utah

Month	Base	Cam	Total
1-Jul-04	Abated	Abated	Abated	1
1-Aug-04	Abated	Abated	Abated	2
1-Sep-04	Abated	Abated	Abated	3
1-Oct-04	Abated	Abated	Abated	4
1-Nov-04	Abated	Abated	Abated	5
1-Dec-04	$13,918	$1,699	$15,617	6
1-Jan-05	$13,918	$1,699	$15,617	7
1-Feb-05	$13,918	$1,699	$15,617	8
1-Mar-05	$13,918	$1,699	$15,617	9
1-Apr-05	$13,918	$1,699	$15,617	10
1-May-05	$13,818	$1,699	$15,617	11
1-Jun-05	$13,918	$1,699	$15,617	12
1-Jul-05	$13,918	$1,699	$15,617	13
1-Aug-05	$13,918	$1,699	$15,617	14
1-Sep-05	$13,918	$1,699	$15,617	15
1-Oct-05	$13,918	$1,699	$15,617	18
1-Nov-05	$13,918	$1,699	$15,617	17
1-Dec-05	$13,818	$1,699	$15,617	18
1-Jan-06	$13,918	$1,699	$15,617	19
1-Feb-06	$13,918	$1,699	$15,617	20
1-Mar-06	$13,918	$1,699	$15,617	21
1-Apr-06	$13,918	$1,699	$15,617	22
1-May-06	$13,918	$1,699	$15,617	23
1-June-06	$13,918	$1,699	$15,617	24
1-Jul-06	$13,918	$1,699	$15,617	25
1-Aug-06	$13,918	$1,699	$15,617	26
1-Sep-06	$13,918	$1,699	$15,617	27	CAM is subject to annual adjustment after the first year.
1-Oct-06	$13,918	$1,699	$15,617	28
1-Nov-06	$13,918	$1,699	$15,617	29
1-Dec-06	$13,318	$1,699	$15,617	30
1-Jan-07	$13,918	$1,699	$15,617	31
1-Feb-07	$13,918	$1,699	$15,617	32
1-Mar-07	$13,918	$1,699	$15,617	33
1-Apr-07	$13,918	$1,699	$15,617	34
1-May-07	$13,918	$1,699	$15,617	35
1-Jun-07	$13,918	$1,699	$15,617	36
1-Jul-07	$13,918	$1,699	$15,617	37
1-Aug-07	$13,918	$1,699	$15,617	38
1-Sep-07	$13,918	$1,699	$15,617	39
1-Oct-07	$13,918	$1,699	$15,617	40
1-Nov-07	$13,918	$1,699	$15,617	41
1-Dec-07	$13.918	$1,699	$15,617	42
1-Jan-08	$13,918	$1,699	$15,617	43
1-Feb-08	$13,918	$1,699	$15,617	44
1-Mar-08	$13,918	$1,699	$15,617	45
1-Apr-08	$13,918	$1,699	$15,617	46
1-May-08	$13,918	$1,699	$15,617	47
1-Jun-08	$13,918	$1,699	$15,617	48
1-Jul-08	$13,918	$1,699	$15,617	49

ADDENDUM A
RENT SCHEDULE

1-Aug-08	$13,918	$1,699	$15,617	50
1-Sep-08	$13,918	$1,699	$15,617	51
1-Oct 08	$13,918	$1,699	$15,617	52
1-Nov-08	$13,918	$1,699	$15,617	53
1-Dec-08	$13,918	$1,699	$15,617	54
1-Jan-09	$13,918	$1,699	$15,617	55
1-Feb-09	$13,918	$1,699	$15,617	56
1-Mar-09	$13,918	$1,699	$15,617	57
1-Apr-09	$13,918	$1,699	$15,617	58
1-May-09	$13,918	$1,699	$15,617	59
1-Jun-09	$13,918	$1,699	$15,617	60